                                                                       Exhibit 1
                                                                       ---------

===============================================================================


                          SECOND AMENDED AND RESTATED



                                   AGREEMENT



                                      OF



                              LIMITED PARTNERSHIP



                                      OF



                    NEW ENGLAND INVESTMENT COMPANIES, L.P.



===============================================================================

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.
                               TABLE OF CONTENTS


ARTICLE I
    DEFINITIONS......................................................     1
         "Affiliate".................................................     1
         "Agent".....................................................     1
         "Agreed Value"..............................................     1
         "Agreement".................................................     1
         "Allocable Excludable Units"................................     1
         "Amended and Restated Agreement"............................     2
         "Associate".................................................     2
         "Business Day"..............................................     2
         "Capital Accounts"..........................................     2
         "Capital Contribution"......................................     2
         "Carrying Value"............................................     2
         "Certificate of Limited Partnership"........................     2
         "Code"......................................................     2
         "Contributed Property"......................................     2
         "Contributing Partner"......................................     2
         "Conveyance Agreement"......................................     2
         "Date of First Amendment"...................................     2
         "Date of Second Amendment"..................................     2
         "Delaware Act"..............................................     3
         "Designated Expenses".......................................     3
         "Dropdown"..................................................     3
         "Eighty Percent Interest"...................................     3
         "Exchange"..................................................     3
         "Exchange Act"..............................................     3
         "Excludable Units"..........................................     3
         "Former General Partner"....................................     3
         "Former GP Portion".........................................     3
         "Former LP Portion".........................................     3
         "General Partner"...........................................     4
         "GP Unit"...................................................     4
         "Group".....................................................     4
         "Indemnitee"................................................     4
         "Initial Limited Partner"...................................     4
         "Intercompany Agreement"....................................     4
         "Issue Price"...............................................     4
         "Limited Partner"...........................................     4

         "Liquidator"................................................     4
         "Loss of Partnership Status"................................     4
         "LP Certificate"............................................     4
         "LP Unit"...................................................     5
         "Majority Interest".........................................     5
         "Majority of Minority Interest".............................     5
         "MetLife"...................................................     5
         "NASDAQ"....................................................     5
         "National Securities Exchange"..............................     5
         "NEIC, Inc."................................................     5
         "NEICOP"....................................................     5
         "NEM".......................................................     5
         "NEM Contributed Property"..................................     5
         "NEM Contribution Date".....................................     5
         "NEM Designated Units"......................................     5
         "Net Agreed Value"..........................................     5
         "New Operating Entity"......................................     6
         "Ninety-Five Percent Interest"..............................     6
         "Operating Partnership".....................................     6
         "Operating Partnership Agreement"...........................     6
         "Opinion of Counsel"........................................     6
         "Organizational Limited Partner"............................     6
         "Original Agreement"........................................     6
         "Partner"...................................................     6
         "Partnership"...............................................     6
         "Partnership Admission Agreement"...........................     6
         "Partnership Interest"......................................     6
         "Percentage Interest".......................................     6
         "Person"....................................................     7
         "Public Entity".............................................     7
         "Public Partner"............................................     7
         "Recapture Income"..........................................     7
         "Record Date"...............................................     7
         "Record Holder" or "Holder".................................     7
         "Registration Statement"....................................     7
         "Restricted Unit Plan"......................................     7
         "Restructuring".............................................     7
         "Restructuring Objective"...................................     7
         "RTI".......................................................     7
         "RTI Contributed Property"..................................     7
         "RTI Designated Units"......................................     7
         "Second Amended and Restated Agreement".....................     8
         "Securities Act"............................................     8

         "Subsidiary"................................................     8
         "Tax Realization Event".....................................     8
         "Time of Delivery"..........................................     8
         "Transfer Agent"............................................     8
         "Treasury Regulations"......................................     8
         "Two-Thirds Interest".......................................     8
         "Underwriting Agreement"....................................     8
         "Unit"......................................................     8
         "Unitholder"................................................     8
         "Unit Price"................................................     8
         "Units Register"............................................     9
         "Unrealized Gain"...........................................     9
         "Unrealized Loss"...........................................     9
         "Voting Unit"...............................................     9
         "WP"........................................................     9
         "WP Contributed Property"...................................     9

ARTICLE II

    ORGANIZATIONAL MATTERS...........................................    10
         2.1.  Formation.............................................    10
         2.2.  Name..................................................    10
         2.3.  Principal Office; Registered Office...................    10
         2.4.  Power of Attorney.....................................    11
         2.5.  Term..................................................    12
         2.6.  Organizational Limited Partner........................    12
         2.7.  Organizational Certificate............................    12

ARTICLE III

    PURPOSE..........................................................    13
         3.1.  Purpose...............................................    13

ARTICLE IV
    CAPITAL CONTRIBUTIONS; EXCHANGE OF
    GP UNITS AND LP UNITS; ADDITIONAL ISSUANCES......................    13
         4.1.  Capital Contributions.................................    13
         4.2.  Exchange of GP Units and LP Units.....................    14
         4.3.  Issuance of Additional LP Units and Other Securities..    15
         4.4.  No Preemptive Rights..................................    15
         4.5.  No Interest...........................................    15
         4.6.  Loans from Partners...................................    15

ARTICLE V

    CAPITAL ACCOUNTS AND DISTRIBUTIONS...............................    15
         5.1.  Capital Accounts......................................    15
         5.2.  Distributions in Respect of Units.....................    18
         5.3.  Special Allocations Pertaining to Grants to Employees.    19

ARTICLE VI

    INCOME TAX MATTERS...............................................    20
         6.1.  Tax Allocations.......................................    20
         6.2.  Preparation of Tax Returns............................    21
         6.3.  Tax Elections.........................................    21
         6.4.  Tax Controversies.....................................    21
         6.5.  Withholding...........................................    22

ARTICLE VII

    MANAGEMENT OF OPERATION OF BUSINESS;
    INDEMNIFICATION..................................................    22
         7.1.  Powers of General Partner.............................    22
         7.2.  Duties of General Partner.............................    23
         7.3.  Reliance by Third Parties.............................    24
         7.4.  Compensation and Reimbursement of the General Partner.    25
         7.5.  Purchase or Sale of LP Units..........................    25
         7.6.  Partnership Funds.....................................    25
         7.7.  Outside Activities; Contracts with
                   Affiliates; Loans to or from Affiliates...........    25
         7.8.  Tax Basis and Value Determinations....................    27
         7.9.  Resolution of Conflicts of Interest; Standard of Care.    27
         7.10. Other Matters Concerning the General Partner..........    28
         7.11. Limited Liability; Indemnification....................    29

ARTICLE VIII

    RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.......................    30
          8.1.  Limitation of Liability..............................    30
          8.2.  Management of Business...............................    30
          8.3.  Outside Activities...................................    31
          8.4.  Return of Capital....................................    31
          8.5.  Rights of Limited Partners Relating
                   to the Partnership................................    31

ARTICLE IX

    BOOKS, RECORDS, ACCOUNTING AND REPORTS...........................    32
         9.1.  Books, Records and Accounting.........................    32
         9.2.  Fiscal Year...........................................    32
         9.3.  Reports...............................................    32

ARTICLE X

    ISSUANCE OF LP CERTIFICATES; TRANSFER AND EXCHANGE OF LP UNITS...    33
        10.1.  Initial Issuance of LP Certificates...................    33
        10.2.  Registration, Registration of Transfer and Exchange
                   and Restrictions on Transfer and Exchange.........    33
        10.3.  Mutilated, Destroyed, Lost or Stolen LP Certificates..    34
        10.4.  Persons Deemed Owners.................................    34

ARTICLE XI

    TRANSFER OF GP UNITS.............................................    34
        11.1.  Transfer of GP Units..................................    34
        11.2.  Successor General Partner.............................    35
        11.3.  Admission of Additional General Partner...............    35

ARTICLE XII

    ADMISSION OF INITIAL AND SUBSTITUTED
    LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNER...................    35
        12.1.  Admission of Initial Limited Partners.................    35
        12.2.  Admission of Substituted Limited Partners.............    35
        12.3.  Admission of Successor General Partner................    35
        12.4.  Restructuring.........................................    36

ARTICLE XIII

    REMOVAL OF THE GENERAL PARTNER...................................    39
        13.1.  Removal of the General Partner........................    39
        13.2.  Sale of Former General Partner's Interest.............    39

ARTICLE XIV

    DISSOLUTION AND LIQUIDATION......................................    40
        14.1.  Dissolution...........................................    40
        14.2.  Reconstitution........................................    41
        14.3.  Liquidation...........................................    41
        14.4.  Distribution in Kind..................................    42
        14.5.  Cancellation of Certificate of Limited Partnership....    42
        14.6.  Return of Capital.....................................    43
        14.7.  Waiver of Partition...................................    43

ARTICLE XV

    AMENDMENT OF PARTNERSHIP AGREEMENT...............................    43
        15.1.  Amendments Which May be Adopted Solely
                by the General Partner...............................    43
        15.2.  Other Amendments......................................    44
        15.3.  Amendment Requirements................................    44
        15.4.  Limitation of Voting Power of Certain LP Unit Holders.    44

ARTICLE XVI

    MEETINGS.........................................................    48
        16.1.  Meetings..............................................    48
        16.2.  Record Date...........................................    48
        16.3.  Conduct of Meeting....................................    48
        16.4.  Action Without a Meeting..............................    49

ARTICLE XVII

    CERTAIN RESTRICTIONS.............................................    49
        17.1.  Additional Units......................................    49
        17.2.  Sale of Assets........................................    49

ARTICLE XVIII

    MISCELLANEOUS....................................................    50
        18.1.  Opinions Regarding Taxation as a Partnership..........    50
        18.2.  Personal Property.....................................    50
        18.3.  Addresses and Notices.................................    50
        18.4.  Headings..............................................    50
        18.5.  Binding Effect........................................    50
        18.6.  Integration...........................................    50
        18.7.  Waiver................................................    50
        18.8.  Counterparts..........................................    51
        18.9.  Severability..........................................    51
        18.10. Applicable Law........................................    51

                          SECOND AMENDED AND RESTATED
                                   AGREEMENT
                                      OF
                              LIMITED PARTNERSHIP
                                      OF
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.


     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of December 29, 1997, is entered into by and among NEW ENGLAND INVESTMENT COMPANIES, INC, ("NEIC, Inc."), a Massachusetts corporation, together with all other Partners of the Partnership as of the Date of Second Amendment, and additional persons that become partners of the Partnership. The parties hereto agree to continue the Partnership as a limited partnership under the Delaware Act and this Agreement.

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question; provided, however, that, for purposes of the restrictive provisions of Sections 7.6, 7.7 and 7.9, neither the Partnership nor any Operating Partnership nor any of their respective Subsidiaries shall be deemed to be Affiliates of the General Partner. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agent" has the meaning specified in Section 2.4.

     "Agreed Value" of any Contributed Property means the fair market value of such property as of the time of contribution (or, in the case of cash, the amount thereof), as determined by the General Partner using such reasonable method of valuation as it may adopt.

     "Agreement" means the Second Amended and Restated Agreement of Limited Partnership, as amended or restated from time to time.

     "Allocable Excludable Units" has the meaning specified in Section 15.4.

     "Amended and Restated Agreement" means the agreement of limited partnership of the Partnership as in effect from time to time prior to the Date of Second Amendment.

     "Associate" has the meaning specified in Section 15.4.

     "Business Day" means any day other than a Saturday, a Sunday, or a legal holiday recognized as such by the Government of the United States or the State of New York.

     "Capital Accounts" means the capital accounts maintained with respect to Units pursuant to Section 5.1(a).

     "Capital Contribution" means any Contributed Property which a Partner contributes to the Partnership.

     "Carrying Value" means (a) with respect to Contributed Property, the Agreed Value of such property reduced as of the time of determination (but not below zero) by (i) all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 5.1(a) with respect to such property and (ii) an appropriate amount to reflect any sales, retirements and other dispositions of assets included in such property, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination, in either case as may be adjusted from time to time pursuant to Section 5.1(e).

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.7, as amended or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership.

     "Contributing Partner" means any Partner contributing Contributed Property to the Partnership in exchange for Units (or any transferee of such Units).

     "Conveyance Agreement" means the agreement between RTI and the Partnership dated as of May 29, 1987.

     "Date of First Amendment" means September 15, 1993.

     "Date of Second Amendment" means December 29, 1997.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such Act.

     "Designated Expenses" means all costs and expenses (direct or indirect) incurred by the General Partner which are directly or indirectly related to the formation, capitalization, business or activities of the Partnership and any Operating Partnership (including, without limitation, expenses, direct or indirect, reasonably allocated to the General Partner by its Affiliates); provided, however, that Designated Expenses shall not include any cost or expense for which the General Partner is not entitled to be reimbursed by reason of failing to satisfy the standard set forth in the proviso at the end of
Section 7.11(b).

     "Dropdown" means the contribution by the Partnership of all of its operating assets, subject to all of its liabilities, to NEICOP in exchange for a number of units representing a general partner's interest in NEICOP such that the Partnership will own a number of units representing a partnership interest in NEICOP equal to the number of Units then outstanding, on the Date of Second Amendment, pursuant to the Intercompany Agreement and Section 12.4 hereof.

     "Eighty Percent Interest" means the holders of an aggregate of at least 80% of the outstanding GP Units and LP Units entitled to vote voting together as a class.

     "Exchange" means the redemption by the Partnership of LP Units in exchange for units representing a limited partner's interest in NEICOP, pursuant to the Intercompany Agreement and Section 12.4 hereof, on the Date of the Second Amendment and from time to time thereafter.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor to such statute.

     "Excludable Units" has the meaning specified in Section 15.4.

     "Former General Partner" means RTI, in its capacity as the general partner of the Partnership prior to the Date of First Amendment.

     "Former GP Portion" means that portion of the contributed property of the Former General Partner equal to fifty (50) percent of the total Capital Contributions pursuant to Section 4.1.

     "Former LP Portion" means that portion of the Contributed Property of RTI (together with the contribution pursuant to Section 4.1(a)(iv)) equal to 50% of the total Capital Contributions pursuant to Section 4.1.

     "General Partner" means NEIC, Inc. in its capacity as the general partner of the Partnership, and any successor to NEIC, Inc. as such general partner.

     "GP Unit" means a Partnership Interest issued pursuant to Section 4.1(a)(i), 4.1(b) or 4.2(a) and representing a general partner's interest in the Partnership.

     "Group" has the meaning specified in Section 15.4.

     "Indemnitee" means the General Partner, any former General Partner, any Affiliate of the General Partner or any former General Partner (but excluding all Operating Partnerships other than NEICOP), any Person who is or was a director, partner, officer, employee or agent of the Partnership, the General Partner, any former General Partner, or any such Affiliate, any Person who is or was serving at the request of the General Partner or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person, or any other Person deemed an Indemnitee by the General Partner pursuant to Section 7.11(b).

     "Initial Limited Partner" means RTI in its capacity of acquiring all LP Units at the Time of Delivery.

     "Intercompany Agreement" means the Intercompany Agreement, dated as of the date of Second Amendment, between the Partnership and NEICOP.

     "Issue Price" means the price at which a Unit is purchased from the Partnership (or, in the case of an issue of Units in exchange for a contribution, the Net Agreed Value of the contribution per Unit received).

     "Limited Partner" means any limited partner of the Partnership who is shown as such on the Unit Register.

     "Liquidator" has the meaning specified in Section 14.3.

     "Loss of Partnership Status" means any one or more events, conditions or circumstances (including without limitation the public trading of Units, the ownership of Units by more than any particular number of Persons, any failure of the Partnership to pay or decision by the Partnership not to pay the excise tax imposed by Section 7704(g)(3)(A) of the Code, or any revocation by the Partnership of the election provided in Section 7704(g) of the Code) in which, or as a result of which, the Partnership would cease to be treated as a partnership for federal income tax purposes.

     "LP Certificate" means a certificate issued by the Partnership, substantially in the form of Annex A to this Agreement, evidencing ownership of one or more LP Units.

     "LP Unit" means a Partnership Interest issued pursuant to Section 2.6, 4.1(a)(ii), 4.1(b), 4.2(b) or 4.3 and representing a limited partner's interest in the Partnership.

     "Majority Interest" means the holders of an aggregate of more than 50% of the outstanding GP Units and LP Units entitled to vote, voting together as a class.

     "Majority of Minority Interest" means the holders of an aggregate of more than 50% of the outstanding Units entitled to vote (other than those held by the General Partner or any of its Affiliates), voting together as a class.

     "MetLife" means Metropolitan Life Insurance Company, a New York mutual life insurance company, successor by merger to NEM.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "National Securities Exchange" means an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Exchange Act.

     "NEIC, Inc." means New England Investment Companies, Inc., a Massachusetts corporation.

     "NEICOP" means NEIC Operating Partnership, L.P., a Delaware limited partnership.

     "NEM" means New England Mutual Life Insurance Company, Inc., a mutual life insurance company, which was merged with and into MetLife in August 1996.

     "NEM Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership by NEM on September 15, 1993.

     "NEM Contribution Date" shall mean the date on which NEM contributed the NEM Contributed Property to the Partnership.

     "NEM Designated Units" has the meaning specified in Section 5.3 hereof.

     "Net Agreed Value" means (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any indebtedness either assumed by the Partnership upon contribution of such Contributed Property or to which such Contributed Property is subject when contributed, (b) in the case of any property distributed to a Partner pursuant to Section 5.2, 14.3 or 14.4, the fair market value of such property at the time of such distribution reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of such distribution; provided however, that the Net Agreed Value of the NEM Contributed Property and the WP Contributed Property shall be as specified in Section 4.1(b).

     "New Operating Entity" has the meaning specified in Section 12.4(b).

     "Ninety-Five Percent Interest" means the holders of an aggregate of at least 95% of the outstanding GP Units and LP Units entitled to vote, voting together as a class.

     "Operating Partnership" means any partnership or other entity taxed as a partnership for federal income tax purposes (including but not limited to NEICOP) through which the Partnership may directly or indirectly conduct any and all of its activities and the operations of which are directly or indirectly controlled by the General Partner or the Partnership.

     "Operating Partnership Agreement" means any agreement of limited partnership governing the rights and obligations of the partners or any other similar instrument governing the rights of any Operating Partnership and related matters, as amended or restated from time to time.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel of the General Partner or any of its Affiliates) acceptable to the General Partner.

     "Organizational Limited Partner" means Hamish Norton, acting as the organizational limited partner pursuant to this Agreement.

     "Original Agreement" means the agreement of limited partnership of the Partnership as in effect from time to time prior to the Date of First Amendment.

     "Partner" means the General Partner or a Limited Partner.

     "Partnership" means New England Investment Companies, L.P., a Delaware limited partnership.

     "Partnership Admission Agreement" means the Partnership Admission Agreement dated March 26, 1993, as amended and restated as of June 15, 1993, providing for the contribution of businesses, assets and liabilities of the company formerly known as New England Investment Companies, Inc. to the Partnership and various other matters.

     "Partnership Interest" means a general partner's or limited partner's interest in the Partnership.

     "Percentage Interest" means, with respect to any Partner, the number of Units held by such Partner divided by the number of Units outstanding.

     "Person" means an individual, a corporation, a partnership, a trust, an unincorporated organization, an association or any other entity.

     "Public Entity" has the meaning specified in Section 12.4(b).

     "Public Partner" means any person holding LP Units in the Partnership, except for the General Partner, RTI, MetLife and Affiliates of the General Partner, RTI and MetLife and any other person who has obtained, and continues to hold, more than 5% of all Partnership Units (taking into account NEM Designated Units and RTI Designated Units for this purpose, and adopting such other conventions as may reasonably be determined by the General Partner in achieving the purposes of Section 12.4 hereof) in exchange for a contribution of assets to the Partnership.

     "Recapture Income" means any gain recognized by the Partnership upon the disposition of any asset of the Partnership that is not a capital gain due to the recapture of deductions previously taken with respect to such asset.

     "Record Date" means the date established by the General Partner for determining the identity of Partners entitled (a) to notice of or to vote at any meeting of Partners, to vote by ballot or approve Partnership action in writing without a meeting or to exercise rights in respect of any other lawful action of Partners, or (b) to receive any report or distribution.

     "Record Holder" or "Holder" of (a) any LP Unit means the Person in whose name such Unit is registered in the Units Register or (b) any GP Unit means the General Partner.

     "Registration Statement" means the registration statement on Form S-1 (No. 33-13338), as amended from time to time, registering the offering and sale of LP Units under the Securities Act as contemplated by Section 4.2.

     "Restricted Unit Plan" has the meaning specified in Section 5.3 hereof.

     "Restructuring" means any action, event, transaction or series of actions, events or transactions that the General Partner believes will (or is reasonably likely to) prevent or avoid the occurrence of either or both a Loss of Partnership Status or a Tax Realization Event.

     "Restructuring Objective" has the meaning specified in Section 12.4(b) hereof.

     "RTI" means Reich & Tang, Inc.

     "RTI Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership by RTI.

     "RTI Designated Units" has the meaning specified in Section 5.3 hereof.

     "Second Amended and Restated Agreement" has the meaning specified in
Section 2.1 hereof.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor to such statute.

     "Subsidiary" has the meaning specified in Section 15.4.

     "Tax Realization Event" means any one or more events, conditions or circumstances in which, or as a result of which, any one or more Partners (or any affiliated Person of any one or more Partners) realizes or is reasonably likely to be treated as realizing, either directly or through allocations of Partnership income, income (including without limitation capital gain income), for federal income tax purposes, with respect to all or any part of the difference between (A) the value of any property contributed (or deemed contributed under applicable law) by such Partner (or any affiliated Person of such Partner) to the Partnership on or after June 30, 1993, determined either as of the time of such contribution (or deemed contribution) or the time of such realization, and (B) such Partner's (or such affiliated Person's) or the Partnership's basis, for federal income tax purposes, in such property, other than as a result of a sale of such property by the Partnership exclusively for cash.

     "Time of Delivery" means the First Closing Date specified in the Underwriting Agreement.

     "Transfer Agent" means The Bank of New York, as transfer agent and registrar for LP Units, or any bank, trust company or other Person appointed by the Partnership to act as successor transfer agent and registrar for LP Units.

     "Treasury Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time.

     "Two-Thirds Interest" means holders of an aggregate of at least two-thirds of the outstanding GP Units and LP Units entitled to vote, voting together as a class.

     "Underwriting Agreement" means the underwriting agreement in connection with the Partnership's 1987 initial public offering.

     "Unit" means a GP Unit or an LP Unit.

     "Unitholder" means any holder of a GP Unit or an LP Unit.

     "Unit Price" of a Unit means, as of any date of determination, (a) if such Unit is one of a class of Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sales prices per Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which such class of Units is listed or admitted to trading (or, if such class of Units is listed or admitted to trading on the New York Stock Exchange, on the New York Stock Exchange Composite Tape), for the five trading days immediately preceding the date of determination; (b) if such Unit is not of a class of Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the last reported sales prices per Unit or, in case no such reported sale takes place on any such day or in case last reported sales prices are not quoted by NASDAQ, the average of the last bid and asked prices per Unit, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if said Bureau is not at the time furnishing quotations; or (c) if such Unit is not of a class of Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation it may select.

     "Units Register" has the meaning specified in Section 10.2.

     "Unrealized Gain" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date).

     "Unrealized Loss" attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 5.1(e) as of such date) over the fair market value of such property as of such date of determination.

     "Voting Unit" has the meaning specified in Section 15.4.

     "WP" means Westpeak Investment Advisors, Inc., a Massachusetts corporation, which is the same entity as NEIC, Inc., having changed its name to New England Investment Companies, Inc. on September 15, 1993.

     "WP Contributed Property" means any cash, property or other consideration (in such form as may be permitted under the Delaware Act) contributed to the Partnership by WP on September 15, 1993.

                                  ARTICLE II

                            ORGANIZATIONAL MATTERS

     2.1 Formation. On April 2, 1987 the Former General Partner and the Organizational Limited Partner formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The Former General Partner and the Organizational Limited Partner entered into the Original Agreement to set forth the rights and obligations of the Partners.

     The Original Agreement was amended and restated as of and effective on September 15, 1993 in connection with the admission, pursuant to the Partnership Admission Agreement, of WP and NEM as Partners in exchange for their contribution to the Partnership of the WP Contributed Property and the NEM Contributed Property, respectively. WP was issued 110,000 GP Units and NEM was issued 21,890,000 LP Units. On the same date, the Former General Partner converted its holding of GP Units into an equal number of LP Units and was replaced as General Partner by WP. Immediately after the admission of WP and NEM, the Partnership changed its name from "Reich & Tang L.P." to "New England Investment Companies, L.P." and WP changed its name to "New England Investment Companies, Inc."

     The Amended and Restated Agreement was amended pursuant to Section 15.1 on March 14, 1994 to specify the allocation of the deduction attributable to the incentive compensation and benefit plan liability associated with the NEM Contributed Property, effective for the year ended December 31, 1993.

     The Amended and Restated Agreement was amended and restated pursuant to
Section 12.4 and Section 15.1 (the "Second Amended and Restated Agreement") on the Date of Second Amendment to reflect the consummation of the Dropdown and certain related matters.

     The administration, dissolution and termination of the Partnership shall be governed by the Delaware Act and this Agreement.

     2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of "New England Investment Companies, L.P."; provided, however, that (a) the Partnership's business may be conducted under any other name or names deemed advisable by the General Partner,
(b) the General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and (c) the name under which the Partnership conducts business shall include "Ltd." or "Limited Partnership" (or similar words or letters) where necessary for purposes of maintaining the limited liability status of each Limited Partner or otherwise complying with the laws of any jurisdiction that so requires.

     2.3 Principal Office; Registered Office. (a) The principal office of the Partnership shall be 399 Boylston Street, Boston, MA 02116, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

     (b) The address of the Partnership's registered office in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the name of the Partnership's registered agent for service of process at such address shall be The Corporation Trust Company.

     2.4 Power of Attorney. (a) Each Limited Partner hereby constitutes and appoints the General Partner or, if a Liquidator shall have been selected pursuant to Section 14.3, the Liquidator, with full power of substitution, as such Limited Partner's true and lawful agent and attorney-in-fact ("Agent"), with full power and authority in such Limited Partner's name, place and stead to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) which the Agent deems appropriate or necessary to form or qualify, or continue the existence or qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction; (B) all certificates, documents and other instruments which the Agent deems appropriate or necessary to reflect any amendments, changes or modifications of this Agreement in accordance with its terms; (C) all conveyances and other documents or instruments which the Agent deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; (D) all certificates, documents and other instruments relating to the admission, substitution, withdrawal or removal of any Partner pursuant to Article XII, XIII or XIV and other events described in Article XII, XIII or XIV; (E) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and any amendments or restatements thereof) relating to the determination of the rights, preferences and privileges of any class or series of Units issued pursuant to Section 4.3 and (F) all certificates, documents, and other instruments (including, without limitation, this Agreement and the Certificates of Limited Partnership and any amendment or restatements thereof), relating to implementation of a Restructuring; and

          (ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates, documents and other instruments which the Agent deems appropriate or necessary in order to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder, is deemed to be made or given by the Partners hereunder, is consistent with the terms of this Agreement or is deemed by the Agent to be appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership; provided, however, that, if any vote or approval of Limited Partners is specifically required for an action by any provision of this Agreement, the Agent may exercise the power of attorney made in this subsection (ii) to take such action only after such vote or approval is obtained.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner's Units and shall extend to such Limited Partner's heirs, transferees, successors, assigns and personal representatives. Each Limited Partner hereby agrees to be bound by any representations made by the Agent acting in good faith pursuant to such power of attorney; and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Agent taken in good faith pursuant to such power of attorney. Each Limited Partner shall execute and deliver to the Agent, within fifteen days after receipt of the Agent's request therefor, such further designations, powers of attorney and other instruments as the Agent deems appropriate or necessary to effectuate the terms or intent of this Agreement or the purposes of the Partnership.

     2.5 Term. The Partnership shall continue in existence until its termination in accordance with the provisions of Article XIV.

     2.6 Organizational Limited Partner. At and as of the Time of Delivery, the Partnership Interest of the Organizational Limited Partner was exchanged for a LP Unit and the Organizational Limited Partner automatically became a Limited Partner and the Partnership Interest of RTI was as described in Section 4.1(a).

     2.7 Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in Delaware and any other state or jurisdiction in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of Delaware and any other state or jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from the Certificate of Limited Partnership and any such other certificates and documents, and from all amendments thereto, the names and addresses of the Limited Partners and information relating to the Capital Contributions and shares of profits and compensation of the Limited Partners, or state such information in the aggregate rather than with respect to each individual Limited Partner.

                                  ARTICLE III

                                    PURPOSE

     3.1 Purpose. The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

                                  ARTICLE IV

                      CAPITAL CONTRIBUTIONS; EXCHANGE OF
                  GP UNITS AND LP UNITS; ADDITIONAL ISSUANCES

     4.1 Capital Contributions. (a) On June 1, 1987 RTI made the following Capital Contributions to the Partnership:

               (i) General Partner. At the Time of Delivery, RTI contributed to the Partnership the Former GP Portion of RTI Contributed Property pursuant to the Conveyance Agreement in exchange for 5,000,000 GP Units. The Capital Contributions thus made by RTI to the Partnership in its capacity as General Partner were equal to fifty (50) percent of the total Capital Contributions (based on the amount credited to the Capital Accounts on account thereof) to the Partnership pursuant to this Section 4.1. The GP Units issued to RTI in its capacity as General Partner, pursuant to this Section 4.1(a)(i), were issued at the Time of Delivery.

               (ii) Initial Limited Partner. At the Time of Delivery, RTI contributed to the Partnership the Former LP Portion (less the Organizational Limited Partner's contribution referred to in Section 4.1(a)(iv)) of the RTI Contributed Property pursuant to the Conveyance Agreement in exchange for 5,000,000 LP Units (less the single LP Unit referred to in Section 4.1(a)(iv)). The Capital Contributions then made by RTI to the Partnership in its capacity as Initial Limited Partner (together with the contribution referred to in Section 4.1(a)(iv)) were equal to fifty (50) percent of the total Capital Contribution (based on the amounts credited to the Capital Account on account thereof) to the Partnership pursuant to this Section 4.1. The LP Units issued to RTI in its capacity as Initial Limited Partner, pursuant to this paragraph (ii) were issued at the Time of Delivery.

               (iii) At the time of the Capital Contributions made by RTI pursuant to Section 4.1(a)(i) and Section 4.1(a)(ii), the Partnership assumed (or took the RTI Contributed Property subject to) all liabilities and indebtedness to be assumed by the Partnership in accordance with the Conveyance Agreement.

               (iv) The Organizational Limited Partner at or prior to the foregoing contributed $20 in cash as part of the Former LP Portion to the Partnership in exchange for the limited partnership interest of such Portion (which was exchanged pursuant to Section 2.6 for a single LP Unit).

          (b) As of the NEM Contribution Date, NEM contributed the NEM Contributed Property pursuant to the Partnership Admission Agreement and immediately after such contribution possessed 21,890,000 LP Units. The value of the NEM Contributed Property contributed in exchange for 21,890,000 LP Units, net of liabilities assumed by the Partnership in connection with such contribution, as of the NEM Contribution Date for all purposes of this Agreement (including for purposes of determining Net Agreed Value) was the last trading price of LP Units on the New York Stock Exchange immediately prior to the NEM Contribution Date (the "Trading Price") times 21,890,000. As of the NEM Contribution Date, WP contributed the WP Contributed Property pursuant to the Partnership Admission Agreement and immediately after such contribution possessed 110,000 GP Units. The value of the WP Contributed Property contributed in exchange for 110,000 GP Units, net of liabilities assumed by the Partnership in connection with such contribution, as of the NEM Contribution Date for all purposes of this Agreement (including for purposes of determining Net Agreed Value) was the Trading Price times 110,000. On September 15, 1993, all GP Units held by RTI were converted to LP Units, and WP became the sole General Partner of the Partnership.

     4.2 Exchange of GP Units and LP Units. (a) The General Partner shall have the right at any time to freely exchange any of its LP Units for an equal number of GP Units without the approval of any Limited Partners, provided, however, that no exchange of LP Units for GP Units shall be permitted without the approval of a Majority of Minority Interest if the relative rights, powers and duties of the outstanding GP Units and LP Units have been altered such that the equivalence of the economic interests of the Units (i.e., rights to current and liquidating distributions) has been affected; additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units.

     (b) The General Partner shall have the right at any time to freely exchange its GP Units for an equal number of LP Units without the approval of any Limited Partners, provided, however, that no exchange of GP Units for LP Units shall be permitted without the approval of a Majority of Minority Interest if the relative rights, powers and duties of the outstanding GP Units and LP Units have been altered such that the equivalence of the economic interests (i.e., rights to current and liquidating distributions) of the Units has been affected; additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units, and provided, further, that no such exchange shall be made by the General Partner if its effect would be to reduce the General Partner's percentage interest in each item of income, loss, gain, deduction or credit of the Partnership (including its interest attributable to holding LP Units) to less than two tenths of one percent (.2 percent).

     4.3 Issuance of Additional LP Units and Other Securities. (a) The General Partner is hereby authorized to cause the Partnership to issue, in addition to the LP Units issued pursuant to Section 4.1, additional LP Units, or classes or series thereof, or options, rights, warrants or appreciation rights relating thereto or any other type of security that the Partnership may lawfully issue, for any Partnership purpose, at any time or from time to time, to Partners or to other Persons (including, without limitation, to employee benefit plans sponsored by the General Partner, the Partnership, any Operating Partnership, or any of their respective Affiliates, and to partners of NEICOP pursuant to the Intercompany Agreement in exchange for units representing a limited partner's interest in NEICOP), for such consideration and on such terms and conditions, and entitling the holders thereof to such relative rights and powers, including rights and powers senior to existing classes and groups of Partnership Interests, as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

     (b) The General Partner is hereby authorized and directed to do all acts which it deems appropriate or necessary in connection with each issuance of LP Units or other securities by the Partnership and to amend this Agreement in any manner which it deems appropriate or necessary to provide for each such issuance, to admit additional limited partners in connection therewith and to specify the relative rights, powers and duties of the holders of the LP Units or other securities being so issued, all without the approval of any Limited Partners.

     4.4 No Preemptive Rights. No Partner shall have any preemptive right with respect to the issuance or sale of Units or other securities that may be issued by the Partnership. The General Partner shall have no duty or obligation to offer Units or other securities to any Partner.

     4.5 No Interest. No interest shall be paid by the Partnership on Capital Contributions.

     4.6 Loans from Partners. Loans or other advances by a Partner to or for the account of the Partnership shall not be considered Capital Contributions.

                                   ARTICLE V

                      CAPITAL ACCOUNTS AND DISTRIBUTIONS

     5.1 Capital Accounts. (a) The Partnership shall maintain for each Partner a separate Capital Account with respect to Units in accordance with the regulations issued pursuant to Section 704 of the Code. The Capital Account of any Partner shall be credited with (i) the Net Agreed Value of all Capital Contributions made by such Partner in exchange for Units or other Partnership interests and (ii) all items of income and gain computed in accordance with Section

5.1(b) and allocated to such Partner pursuant to Section 5.1(c) and debited by
(iii) the Net Agreed Value of all distributions of cash or property made to such Partner with respect to Units or other Partnership interests and (iv) all items of deduction and loss computed in accordance with Section 5.1(b) and allocated to such Partner pursuant to Section 5.1(c).

     (b) For purposes of computing the amount of each item of income, gain, loss or deduction to be reflected in the Capital Accounts, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, except as otherwise provided in the Treasury Regulations issued pursuant to
Section 704 of the Code and provided that:

          (i) Any deductions for depreciation, cost recovery or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment of the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to
     Section 5.1(e) or 7.8, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

          (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

          (iii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as items of deduction.

          (iv) The computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in
     Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code or treated as expenditures described in Section 705(a)(2)(B) pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)(2), without regard to the fact that such items are not includible in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

     (c) (i) For purposes of maintaining the Capital Accounts and except as otherwise provided in the Treasury Regulations issued pursuant to Section 704 of the Code or in this Section 5.1(c), after making the allocations described in
Section 5.3 hereof, each remaining item of income, gain, loss and deduction (computed in accordance with Section 5.1(b)) shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (ii) If any Partner receives any adjustment, allocation or distribution described in (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustment, allocation or distribution as quickly as possible. This
     Section 5.1(c)(ii) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

          (iii) To preserve uniformity of Units, the General Partner shall have discretion pursuant to Section 6.1(b) to make special allocations of income or deduction, including curative and/or remedial allocations within the meaning of Treasury Regulations Section 1.704-3(c).

          (iv) If there is a net decrease in Partnership minimum gain, within the meaning of Treasury Regulations Section 1.704-2(d), during a Partnership taxable year, all Partners with deficit balances in their Capital Accounts, computed before any allocations pursuant to this Article V for such taxable year, will be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the amounts and in the proportions needed to eliminate such deficits as quickly as possible, before any other allocations are made under Section 704(b) of the Code. This Section 5.1(c)(iv) is intended to be a minimum gain chargeback provision as described in Treasury Regulations Section 1.704-2(f) and shall be interpreted in a manner consistent therewith.

          (v) Losses, deductions or expenditures described in Section 705(a)(2)(B) attributable to a partner nonrecourse debt (as described in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in a manner consistent with Treasury Regulations Section 1.704-2(i). If there is a net decrease during a taxable year in minimum gain attributable to a partner nonrecourse debt, net profits for such taxable year (and if necessary for subsequent taxable years) shall be allocated to the Partners in the amounts and in such character as determined according to Treasury Regulations
     Section 1.704-2(i)(4).

          (vi) Any special allocations of items of income or gain pursuant to
     Section 5.1(c)(ii), (iv) or (v) shall be taken into account in computing subsequent allocations of profits pursuant to Sections 5.1(c) and 6.1, so that the net amount of any items so allocated and the profits, losses and all other items allocated to each Partner pursuant to Sections 5.1(c) and
     6.1 shall, to the extent possible, be equal to the net amount that would have been allocated to each such Person pursuant to the provisions of Sections 5.1(c) and 6.1 if such special allocations had not occurred.

     (d) (i) Except as otherwise provided in this Section 5.1(d), a transferee of LP Units shall, upon becoming a Limited Partner, succeed to the portion of the transferor's Capital Account maintained with respect to the Units transferred.

          (ii) If a transfer of Units or other Partnership interests causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership shall be deemed to contribute all of its assets and liabilities to a new partnership in exchange for interests in the new partnership and then to distribute the interests in the new partnership to the Partners (including the transferee(s) of the Units or other Partnership interests) in proportion to their respective interests in the Partnership in complete liquidation of the Partnership. The Capital Accounts of the Partnership will continue to be maintained in accordance with this Article V following the termination.

     (e) If any additional Units are to be issued pursuant to Section 4.3 or otherwise, or if any Partnership property (other than a de minimis amount) is to be distributed (including a deemed distribution under Section 5.1(d)(ii) hereof), (i) the Carrying Values of all Partnership properties may, at the discretion of the General Partner (and were, in the case of the contribution by NEM on the NEM Contribution Date), immediately prior to such issuance or distribution, be adjusted (consistent with the provisions hereof and of Section 704(b) of the Code) upwards or downwards to reflect any Unrealized Gain and Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such properties immediately prior to such issuance) and (ii) the Capital Accounts of all Partners may, at the discretion of the General Partner (and were, in the case of the contribution by NEM on the NEM Contribution Date), immediately prior to such issuance or distribution be adjusted upwards or downwards to reflect any Unrealized Gain and Unrealized Loss, less the amount of Partnership indebtedness outstanding as of the date of determination. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Partnership properties, as of any date of determination, (i) shall, in the case of the issuance of additional Units, be deemed to be equal to (A) the number of Units outstanding, as of the date of determination, times the Issue Price for which such additional Units are so issued, plus (B) the amount of any Partnership indebtedness outstanding as of the date of determination and (ii) shall, in the case of the distribution of Partnership property, be determined in the manner provided in Section 7.8.

     In the event the Carrying Value of any Partnership property is adjusted pursuant to the preceding paragraph, subsequent allocations of income, gain, loss, and deduction with respect to such property shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Carrying Value in the same manner, subject to such reasonable conventions as may be adopted by the General Partner, as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     5.2 Distributions in Respect of Units. From time to time, not less often than quarterly, the General Partner shall review the Partnership's accounts to determine whether distributions are appropriate. The General Partner may make such cash distributions as it, in its sole discretion, may determine, without being limited to current or accumulated income or gains, from any Partnership funds, including, without limitation, Partnership revenues, Capital Contributions or borrowed funds. In its sole discretion, the General Partner may also distribute to the Partners other Partnership property, additional Units or other securities of the Partnership or other entities.

     All distributions in respect of Units shall be made concurrently to all Record Holders on the Record Date set for purposes of such distribution and shall be prorated in accordance with such Record Holders' respective Percentage Interests as of such Record Date.

     Amounts paid pursuant to Section 7.4 shall not be deemed to be distributions for purposes of this Agreement.

     5.3 Special Allocations Pertaining to Grants to Employees. Pursuant to the Partnership Admission Agreement and Section 4.1 hereof, immediately following the admission of WP as General Partner and the admission of NEM as a Limited Partner, NEM had a Capital Account balance equal to the Net Agreed Value of its Contributed Property. Promptly thereafter NEM contributed 1,100,000 LP Units to the Partnership and RTI contributed 326,000 LP Units to the Partnership, without adjustment to their respective Capital Accounts (pending vesting of such Units as described below). Pursuant to the Restricted Unit Plan (the "Restricted Unit Plan"), 1,426,000 LP Units were to be issued subject to certain vesting requirements, and 1,100,000 of such Units were to be designated as NEM Designated Units and 326,000 of such Units were to be designated as RTI Designated Units. To the extent such Units were not vested, NEM Designated Units and RTI Designated Units were for federal income tax purposes and for purposes of maintaining Capital Account balances treated as owned by NEM and RTI, respectively. Distributions made with respect to any such unvested NEM Designated Units and unvested RTI Designated Units, respectively, that were paid to holders of such Units were charged to NEM and RTI, respectively, as a compensation expense and any tax deductions associated with such payments were allocated accordingly to NEM and RTI, respectively. Immediately prior to vesting of any LP Units issued under the Restricted Unit Plan, the Carrying Value of Partnership assets were adjusted as if the vesting of such LP Units constituted the admission of a new Partner. Any recognition of Partnership income or gain and any Partnership deduction for federal income tax purposes or for Capital Account maintenance purposes resulting from the vesting of LP Units issued pursuant to the Restricted Unit Plan were, in the case of NEM Designated Units, specially allocated and charged to NEM and, in the case of RTI Designated Units, specially allocated and charged to RTI. To the extent that any NEM Designated Units or RTI Designated Units were not yet issued under the Restricted Unit Plan or had been forfeited and not reissued, they were treated as outstanding and owned by NEM and RTI, respectively, for all tax distribution and Capital Account purposes, notwithstanding that the certificates representing such Units were held by the General Partner for issuance to employees pursuant to the Restricted Unit Plan. Notwithstanding anything to the contrary in this
Section 5.3, the General Partner was allocated at least 0.2% of each material item of income, gain, loss, deduction or credit that was specially allocated pursuant to this Section 5.3. Pursuant to the Intercompany Agreement, all Units in the Restricted Unit Plan which have not yet been issued and/or have not yet vested will be exchanged for units of partnership interest in NEICOP in connection with the Exchange.

                                  ARTICLE VI

                              INCOME TAX MATTERS

     6.1 Tax Allocations. (a) For federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests after taking into account the special allocations described in Section 5.3 hereof except as provided in Article V and except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the Treasury Regulations issued pursuant thereto.

     (b) To preserve uniformity of LP Units, the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate or necessary in determining the amount of depreciation and cost recovery deductions; (ii) make special allocations of income or deduction; (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of regulations under, to adopt conventions relating to, or to make elections pertaining to, Section 704(c) of the Code or (y) otherwise to preserve the uniformity of Units issued or sold from time to time; and (iv) adopt such other conventions as are desirable in administrating the allocation rules of subchapter K of the Code. The General Partner may adopt such conventions and make such allocations and amendments only if, in the good faith opinion of the General Partner, they would not have a material adverse effect on the Limited Partners and are consistent with the principles of Section 704 and, if applicable, Section 754 of the Code.

     (c) Items of Partnership income, gain, loss, deduction and credit shall, for federal income tax purposes, be determined on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Persons who are Record Holders of Units or other Partnership interests at such times and in such manner as determined in the reasonable discretion of the Managing General Partner; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the Persons who are Record Holders of Units or other Partnership interests as of the close of business on the date of such sale.

     If the Internal Revenue Service, or other taxing authority, includes in the income of the General Partner income from the Partnership in addition to any income allocated to the General Partner under this Section 6.1, any deduction or other tax benefit allowable to the Partnership in respect of such additional income shall likewise be allocated to the General Partner.

     6.2 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, losses, deductions, credits and other items necessary for federal and state income tax purposes and shall use all reasonable efforts to furnish to the Limited Partners within 90 days after the close of the taxable year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses, deductions, credits and other items shall be on the accrual method of accounting for federal income tax purposes, unless the General Partner shall determine otherwise in its sole discretion.

     6.3 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election. The General Partner specifically has the authority to make an election under Section 754 of the Code.

     6.4 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceedings.

     It is acknowledged that for all taxable periods during which the Former General Partner was a general partner of the Partnership, the Former General Partner shall be treated as a partner entitled to notice of administrative proceedings under Section 6223(a) of the Code. With respect to periods ending prior to the Date of First Amendment, the General Partner shall not, without the prior written consent of the Former General Partner, enter into any agreement with any taxing jurisdiction to extend the applicable statute of limitations or to agree to audit adjustments or determinations for any such periods for which the applicable statute of limitations has not passed. The Former General Partner will not unreasonably withhold any such consent. In addition, the Former General Partner, at its own expense, shall have the right to participate in any tax examination, including any and all discussions and conferences with respect to any tax examination, for all periods ending prior to the Date of First Amendment or with respect to later periods if such examination may affect any tax liability of the Former General Partner for such prior periods. The General Partner shall be liable to the Former General Partner for the amount of any additional tax liability the Former General Partner incurs with respect to any period ending prior to the Date of First Amendment to the extent, and only to the extent, that (i) the Former General Partner has a right to participate in any examination affecting such period as provided in the immediately preceding sentence, (ii) the General Partner fails to notify the Former General Partner of the commencement of any such examination and (iii) the additional tax liability is incurred because such failure actually prejudices the ability of the Former General Partner to make a valid claim in such proceeding which is not otherwise made.

     6.5 Withholding. The General Partner is authorized to take any action necessary to comply with any withholding requirements established by applicable law. Any amounts so withheld shall be treated as amounts distributed to the Partners for all purposes under this Agreement. The General Partner may allocate any such amounts among the Unitholders in any manner that is in accordance with applicable law.

                                  ARTICLE VII

                     MANAGEMENT OF OPERATION OF BUSINESS;
                                INDEMNIFICATION

     7.1 Powers of General Partner. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any power to control or manage the business and affairs of the Partnership.

     In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner is hereby authorized and empowered, in the name of and on behalf of the Partnership, to do and perform any and all acts and things which it deems appropriate or necessary in the conduct of the business and affairs of the Partnership, including, without limitation, the following:

          (a) to lend or borrow money, to assume, guarantee or otherwise become liable for indebtedness and other liabilities and to issue evidences of indebtedness;

          (b) to buy, lease (as lessor or lessee), sell, mortgage, encumber or otherwise acquire or dispose of any or all of the assets of the Partnership;

          (c)  to own, use and invest the assets of the Partnership;

          (d)  to purchase or sell products, services and supplies;

          (e) to make tax, regulatory or other filings, and to render periodic and other reports to governmental agencies or bodies having jurisdiction over the assets or business of the Partnership;

          (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

          (g) to negotiate, execute and perform any contracts, conveyances or other instruments;

          (h)  to distribute Partnership cash;

          (i) to utilize the services of officers and employees of the General Partner or of any other Persons and to select and dismiss employees (if any) and outside attorneys, accountants, consultants and contractors;

          (j) to maintain insurance for the benefit of the Partnership and the Partners;

          (k) to form, participate in or contribute or loan cash or property to limited or general partnerships, joint ventures, corporations or similar arrangements;

          (l) to expand the business activities in which the Partnership is engaged or engage in new business activities by acquisition or internal development;

          (m) to conduct litigation and incur legal expenses and otherwise deal with or settle claims or disputes;

          (n) to purchase, sell or otherwise acquire or dispose of Units or units representing a partnership interest in NEICOP;

          (o) to cause the Partnership to merge another entity into itself or to allow the Partnership to be merged into another entity, provided that the General Partner has first obtained the approval of a Majority of Minority Interest for such merger if (i) the surviving entity of such merger is a partnership and the General Partner or its Affiliates will not hold, directly or indirectly, a majority of the general partnership interests of such surviving entity or (ii) the surviving entity of such merger is not a partnership and the General Partner or its Affiliates will not hold a majority of the beneficial interests therein entitled to vote generally; and

          (p) to cause the Partnership to take all such actions as may be necessary or appropriate to effect a Restructuring in accordance with
     Section 12.4, including but not limited to entering into the Intercompany Agreement, consummating the Dropdown and Exchange, serving as a general partner of NEICOP, making the election provided in Section 7704(g) of the Code and paying the tax imposed by Section 7704(g)(3)(A) of the Code, and revoking at any time the election provided in Section 7704(g) of the Code.

     7.2 Duties of General Partner. The General Partner shall manage the business and affairs of the Partnership in the manner the General Partner deems appropriate or necessary. Without limiting the generality of the foregoing, the General Partner's duties shall include the following:

          (a)  to take possession of the assets of the Partnership;

          (b) to staff and operate the business of the Partnership with the officers and employees of the General Partner or of other Persons;

          (c) to render or cause to be rendered technical services and perform or cause to be performed financial, accounting, logistical and other administrative functions for the Partnership;

          (d) to render such reports and make such periodic and other filings as may be required under applicable federal, state and local laws, rules and regulations;

          (e) to provide or cause to be provided purchasing, procurement, repair and other services for the Partnership; and

          (f) to conduct the business of the Partnership in accordance with this Agreement and all applicable laws, rules and regulations;

in each case in such a manner as the General Partner deems appropriate or necessary.

     7.3 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses and other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

     7.4  Compensation and Reimbursement of the General Partner.   (a) Except as
provided in this Section 7.4 or elsewhere in this Agreement, or any other agreement contemplated or permitted hereby or thereby, the General Partner shall not be compensated for its service as General Partner to the Partnership.

     (b) The General Partner shall be promptly reimbursed for all Designated Expenses, in addition to any reimbursement as a result of indemnification in accordance with Section 7.11. The General Partner shall determine such Designated Expenses in any reasonable manner determined by it.

     (c) The General Partner may propose and adopt without the approval of the Limited Partners fringe benefit plans, including, without limitation, plans comparable to those that covered employees employed by the predecessors to the Partnership and plans involving the issuance of Units, for the benefit of employees of the General Partner, the Partnership, any Operating Partnership, or any of their respective Affiliates, in respect of services performed, or obligated to be performed, directly or indirectly, for the benefit of the Partnership or any Operating Partnership, except that the Partnership shall not be obligated to reimburse either NEM or RTI for any costs or value associated with any NEM Designated Units or RTI Designated Units issued pursuant to the Restricted Unit Plan as described in Section 5.3.

     7.5 Purchase or Sale of LP Units. The General Partner may, on behalf of the Partnership, purchase or otherwise acquire or sell or otherwise dispose of LP Units (including, but not limited to, purchases of LP Units pursuant to the Exchange). As long as LP Units are held by the Partnership, such LP Units shall not be considered outstanding for any purpose. The General Partner or any of its Affiliates may also purchase or otherwise acquire or sell or otherwise dispose of LP Units for its own account.

     7.6 Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as shall be designated by the General Partner, and shall not be commingled with the funds of the General Partner or any of its Affiliates. All withdrawals from or charges against such accounts shall be made by the General Partner or by its agents, which agents may be Affiliates of the General Partner. Funds of the Partnership may be invested as determined by the General Partner.

     7.7 Outside Activities; Contracts with Affiliates; Loans to or from Affiliates. (a) The General Partner shall not have any business interests or engage in any business activities except for those relating to the Partnership and any Operating Partnership, provided that the General Partner shall be allowed to manage its own passive investments and the investments of any related pension fund. The General Partner shall have no duty or obligation to refer business opportunities known by or available to it to the Partnership or any Partner.

     (b) Any Affiliate of the General Partner and any director, officer, partner or employee of the General Partner or any of its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership and any Operating Partnership, including business interests and activities in direct competition with the Partnership and any Operating Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such businesses or activities to the Partnership, or any Partner. Neither the Partnership, any Operating Partnership, any of the Partners nor any other Person shall have rights by virtue of this Agreement or the partnership relationship governed hereby in any such business interests or in the profits or revenues derived therefrom.

     (c) By the terms of the Original Agreement, each Person who was a Partner at any time prior to the time at which NEM contributed the NEM Contributed Property to the Partnership approved, ratified and confirmed the execution, delivery and performance of the Underwriting Agreement, the Conveyance Agreement and the Partnership Admission Agreement and the transactions contemplated thereby and agreed that the Former General Partner was authorized to execute, deliver and perform the other agreements, acts, transactions and matters described in the Registration Statement on behalf of the Partnership without the approval or vote of any Limited Partners, notwithstanding any other provision of this Agreement. The Partners hereby authorize NEIC, Inc. to exercise all such powers which prior to the time of such contribution of NEM Contributed Property could have been exercised by the Former General Partner, and hereby approve any grants of Units under the Restricted Unit Plan, the Partnership's 1993 Equity Incentive Plan, the Partnership's 1997 Equity Incentive Plan, and any other bonus or benefit plan providing for the award of Units that may from time to time be adopted by the General Partner.

     (d) Subject to the provisions of Section 7.4(a), the General Partner and its Affiliates may enter into contracts with, or render services to, the Partnership or any Operating Partnership, provided that such contracts or services are on terms that are fair and reasonable to the Partnership. The contracts and services approved, ratified or confirmed pursuant to Section 7.7(c) shall be deemed to satisfy the terms of this Section 7.7(d).

     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey property to, or purchase property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership. The contracts and services approved, ratified or confirmed pursuant to Section 7.7(c) shall be deemed to satisfy the terms of this Section 7.7(e).

     (f) The General Partner or any of its Affiliates may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that the General Partner or an Affiliate may not charge the Partnership interest greater than the rate (including points or other financing charges or fees) that would be charged to the Partnership by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner or its Affiliate, as the case may be, for any costs incurred by the General Partner or Affiliate in connection with the borrowing of funds obtained by such General Partner or Affiliate and loaned to the Partnership.

     (g) The Partnership may lend funds to the General Partner or any of its Affiliates; provided, however, that the Partnership may not lend funds to the General Partner or an

Affiliate unless such funds consist of funds available after provision for working capital and such reserves as the General Partner deems appropriate and such loans shall bear interest at the rate (including points or other financing charges or fees) that the General Partner would be charged by unrelated lenders on comparable loans.

     7.8 Tax Basis and Value Determinations. To the extent that the General Partner is required pursuant to the provisions of this Agreement to establish fair market values or allocate amounts realized, tax basis, Agreed Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the services of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

     7.9 Resolution of Conflicts of Interest; Standard of Care. (a) Unless otherwise expressly provided in this Agreement or any other agreement contemplated hereby, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, any Operating Partnership or any Limited Partner, the General Partner or such Affiliates shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, and in the absence of bad faith by the General Partner or such Affiliate, the resolution, action or terms so made, taken or provided by the General Partner or such Affiliate shall not constitute a breach of this Agreement or any other agreement contemplated hereby or a breach of any standard of care or duty imposed hereby or under the Delaware Act or any other applicable law, rule or regulation. The provisions of this clause (a) shall apply to the Former General Partner and its Affiliates with respect to resolutions of conflicts of interest, the taking of actions and the providing of terms prior to the Date of First Amendment.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the

Partnership or the Limited Partners, or (ii) in its "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or applicable law. The provisions of this clause (b) shall apply to the Former General Partner and its Affiliates for decisions made prior to the Date of First Amendment.

     7.10. Other Matters Concerning the General Partner. (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any certificate, document or other instrument believed by it to be genuine and to have been signed or presented by the proper party or parties. The General Partner shall not be liable to the Partnership or any other Partner and shall be protected in acting, or refraining from acting, in good faith reliance on the provisions of this Agreement, and the good faith exercise of any of the powers or rights granted to the General Partner by this Agreement, including the power to effect (or not to effect) a Restructuring as provided in Section 12.4, shall not constitute a breach of fiduciary duty to any Partner adversely affected thereby. The provisions of this clause (a) shall also apply to the Former General Partner for actions taken or refrained from being taken prior to the Date of First Amendment.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it and any opinion or advice of any such Person as to matters which the General Partner believes to be within such Person's professional or expert competence shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion or advice. The provisions of this clause (b) shall also apply to the Former General Partner for any action taken or suffered or omitted prior to the Date of First Amendment.

     (c) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith. The Former General Partner shall not be responsible for any misconduct or negligence on the part of any agent appointed by the Former General Partner to exercise any of the powers granted to the Former General Partner by the Original Agreement or to perform any of the duties of the Former General Partner imposed upon the Former General Partner by the Original Agreement provided that such agent was appointed by the Former General Partner in good faith.

     7.11. Limited Liability; Indemnification. (a) Notwithstanding anything to the contrary in this Agreement, and except to the extent required by applicable law, no Indemnitee shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by such Indemnitee, provided that such Indemnitee acted in good faith and such action or omission does not involve the gross negligence or willful misconduct of such Indemnitee or, if the Indemnitee is the Former General Partner, the General Partner or any of their Affiliates and the provisions of Section 7.9 apply, such Indemnitee acted or omitted to act in a manner not violating Section 7.9. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith or that an action or omission involves gross negligence or willful misconduct or, if the Indemnitee is the Former General Partner, the General Partner or any of their Affiliates and the provisions of Section 7.9 apply, that the Indemnitee acted or omitted to act in a manner violating Section 7.9.

     (b) The Partnership shall, to the fullest extent permitted by applicable law, indemnify each Indemnitee against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Indemnitee, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which such Indemnitee was or is a party or is threatened to be made a party, by reason of
(i) such Indemnitee's status as the General Partner, any former General Partner, any Affiliate of the General Partner or any former General Partner, any Person who is or was a director, partner, officer, employee or agent of the General Partner, any former General Partner, or any such Affiliate, or any Person who is or was serving at the request of the General Partner, any former General Partner, any Operating Partnership or any such Affiliate as a director, officer, partner, trustee, employee or agent of another Person or (ii) any action taken or omitted to be taken by such Indemnitee in any capacity referred to in clause
(i) of this Section 7.11(b), relating to this Agreement or the property, business affairs or management of the Partnership or any Operating Partnership (provided the Indemnitee acted in good faith and the act or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or wilful misconduct of such Indemnitee or, if the Indemnitee is the Former General Partner, the General Partner or any of their Affiliates and the provisions of Section 7.9 apply, such Indemnitee acted or omitted to act in a manner not violating Section 7.9). The indemnification provided by this
Section 7.11(b) shall include the right to advancement of expenses pursuant to
Section 7.11(c). In the sole discretion of the General Partner, the Partnership may, but shall not be required to, treat any Operating Partnership, any Affiliate of any Operating Partnership, or any such Person who is or was a director, officer, employee or agent of any Operating Partnership or Affiliate thereof as an Indemnitee for the purposes of this Section 7.11(b) with respect to any claim, demand, action, suit or proceeding covered hereby.

     (c) Expenses (including legal fees and expenses) incurred in defending any claim, demand, action, suit or proceeding subject to Section 7.11 (b) shall be paid by the Partnership in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, as permitted by the Delaware Act or other applicable law, that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

     (d) The indemnification provided by Section 7.11(b) shall be in addition to any other rights to which an Indemnitee may be entitled, and shall continue as to an Indemnitee who has ceased to serve in a capacity for which the Indemnitee is entitled to indemnification and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

     (e) To the extent commercially reasonable, the Partnership shall purchase and maintain insurance on behalf of the Indemnitees against any liability which may be asserted against or expense which may be incurred by an Indemnitee in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnify an Indemnitee against such liability under the provisions of this Agreement.

     (f) An Indemnitee shall not be denied indemnification in whole or in part under Section 7.11(b) because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (g) The provisions of this Section 7.11 are for the benefit of the Indemnitees and the heirs, successors, assigns, administrators and personal representatives of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

     (h) Notwithstanding any other provision of this Agreement, the indemnification provisions of this Agreement shall not be amended to limit the right of any Person to indemnification for action, or failure to act, during any period prior to the amendment.


                                 ARTICLE VIII

                  RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1 Limitation of Liability. The Limited Partners, in their capacity as Limited Partners, shall have no liability under this Agreement (including, without limitation, liability under Section 7.11).

     8.2 Management of Business. No Limited Partner shall, in its capacity as a Limited Partner, take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, partner, officer, employee or agent of a General Partner or an Affiliate of the General Partner in such Person's capacity as such (whether or not such Person is also a Limited Partner) shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

     8.3 Outside Activities. Limited Partners shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership or any Operating Partnership. Neither the Partnership, any Operating Partnership, any of the other Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of any Limited Partner or in the profits and revenues derived therefrom.

     8.4 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of his Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

     8.5 Rights of Limited Partners Relating to the Partnership. In addition to other rights provided by this Agreement or by applicable law, each Limited Partner shall have the right for a proper purpose reasonably related to such Limited Partner's interest in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

          (a) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (b) promptly after becoming available, to obtain a copy of the Partnership's federal and state income tax returns for each year;

          (c) to obtain a current list of the name and address of each Partner as set forth in the Units Register;

          (d) to obtain a description and statement of the Net Agreed Value of any Capital Contribution made or agreed to be made by each Partner, and the date on which such Partner became a Partner;

          (e) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed; and

          (f) to obtain such other information regarding the affairs of the Partnership as may be just and reasonable; provided, however, that the General Partner may keep confidential from the Limited Partners or any Limited Partner, for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes could damage the Partnership or its business or be in violation of applicable law, including, without limitation, federal securities law, or which the Partnership is required by agreements with third parties to keep confidential.

     Notwithstanding the provisions of this Section 8.5, the General Partner may, in its sole discretion, adopt additional standards with respect to access to Partnership books and records.

                                  ARTICLE IX

                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1 Books, Records and Accounting. The General Partner shall keep or cause to be kept books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any books and records maintained by the Partnership in the regular course of business, including the Units Register, books of account and records of Partnership proceedings, may be kept on, or be in the form of, punch cards, disks, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on the accrual basis, or on a cash basis adjusted periodically to an accrual basis, as the General Partner shall determine in its sole discretion, in accordance with generally accepted accounting principles and applicable law.

     9.2 Fiscal Year. The fiscal year of the Partnership for financial reporting purposes shall be the calendar year, unless the General Partner shall determine otherwise in its sole discretion.

     9.3 Reports. (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year, the General Partner shall cause to be prepared as of the last day of that fiscal year and promptly mailed to each Record Holder of LP Units reports containing financial statements of the Partnership for the fiscal year, presented in accordance with generally accepted accounting principles, including a balance sheet, statement of income, statement of Partners' capital and statement of changes in financial position, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than 45 days after the close of each calendar quarter, except the last calendar quarter of each fiscal year, the General Partner shall cause to be prepared as of the last day of that calendar quarter and promptly mailed to each Record Holder of LP Units a quarterly report for the calendar quarter containing such financial and other information as the General Partner deems appropriate.

                                   ARTICLE X

                     ISSUANCE OF LP CERTIFICATES; TRANSFER
                           AND EXCHANGE OF LP UNITS

    10.1 Initial Issuance of LP Certificates. Upon the issuance of LP Units to any Person, the Partnership will issue one or more LP Certificates in the name of such Person evidencing the number of such LP Units being so issued. LP Certificates shall be executed on behalf of the Partnership by the General Partner. No LP Certificate shall be valid for any purpose until manually or facsimile countersigned by the Transfer Agent.

    10.2 Registration, Registration of Transfer and Exchange and Restrictions on Transfer and Exchange. (a) The Partnership will cause to be kept a register (the "Units Register") in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 10.2(b), the Partnership will provide for the registration of LP Units and of transfers of such LP Units. The Transfer Agent is hereby appointed registrar for the purpose of registering LP Units and transfers of such LP Units as herein provided.

     Upon surrender for registration of transfer or exchange of any LP Certificate, and subject to the provisions of Section 10.2(b), the General Partner on behalf of the Partnership will execute, and the Transfer Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new LP Certificates evidencing the same aggregate number of LP Units as did the LP Certificate so surrendered.

     (b) Every LP Certificate surrendered for registration of transfer or exchange shall be duly endorsed on the reverse side thereof, or be accompanied by a written instrument of transfer in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the holder thereof or such holder's attorney duly authorized in writing. Every LP Certificate surrendered for registration of transfer shall be duly accepted on the reverse side thereof, or be accompanied by a written instrument of acceptance to the same effect in form satisfactory to the General Partner or the Transfer Agent, as the case may be, duly executed, in either case by the transferee or such transferee's attorney duly authorized in writing. As a condition to the issuance of any new LP Certificate under this Section 10.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     (c) The Partnership may cause to be imposed, imprinted or stamped on any LP Certificate one or more legends or restrictions on transfer which the General Partner, in its sole discretion, believes may be necessary or advisable to comply with this Agreement or with federal or state securities laws or other applicable laws, rules, regulations or agreements.

    10.3 Mutilated, Destroyed, Lost or Stolen LP Certificates. (a) If any mutilated LP Certificate is surrendered to the Transfer Agent, the General Partner on behalf of the Partnership shall execute and the Transfer Agent shall countersign and deliver in exchange therefor a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so surrendered.

     (b) If there shall be delivered to the General Partner and the Transfer Agent (i) evidence to their satisfaction of the destruction, loss or theft of any LP Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the General Partner or the Transfer Agent that such LP Certificate has been acquired by a bona fide purchaser, the General Partner on behalf of the Partnership shall execute and upon its request the Transfer Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Certificate, a new LP Certificate evidencing the same number of LP Units as did the LP Certificate so destroyed, lost or stolen.

     (c)  As a condition to the issuance of any new LP Certificate under this
Section 10.3, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) connected therewith.

     (d) Every new LP Certificate issued pursuant to this Section 10.3 in lieu of any destroyed, lost or stolen LP Certificate shall evidence an original additional Partnership Interest in the Partnership, whether or not the destroyed, lost or stolen LP Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other LP Units duly issued hereunder.

    10.4 Persons Deemed Owners. Prior to due presentment of any LP Certificate for registration of transfer and satisfaction of the requirements of Section 10.2(b) with respect thereto, (a) the Partnership, the General Partner, the Transfer Agent and any agent of any of the foregoing may deem and treat the Record Holder as the absolute owner thereof and of the LP Units evidenced thereby for all purposes whatsoever and (b) a transferee shall not be entitled to distributions or allocations or any other rights in respect of the LP Units evidenced thereby other than the right to further transfer such LP Units.

                                  ARTICLE XI

                             TRANSFER OF GP UNITS

    11.1 Transfer of GP Units. The General Partner may not transfer any GP Units unless (a) all of its GP Units are being transferred and the transferee assumes all of the rights and obligations of the General Partner under this Second Amended and Restated Agreement, (b) the transfer (i) is to an Affiliate of the General Partner or (ii) is in connection with the General Partner's merger or consolidation with, or a transfer of all or substantially all of the

General Partner's assets to, another Person, and such merger or consolidation or transfer of all or substantially all of the General Partner's assets is approved by holders of a majority of Units other than Units held by the General Partner, the proposed purchaser or any of their Affiliates and (c) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes, provided, however, that the exchange by the General Partner of GP Units for LP Units or of LP Units for GP Units pursuant to
Section 4.2 shall not constitute a transfer of GP Units for purposes of this Section.

    11.2  Successor General Partner.  Any transferee of GP Units pursuant to
Section 11.1 shall automatically be admitted to the Partnership as the successor General Partner, and the transferor of such GP Units shall automatically cease to be the General Partner, effective at the time provided in Section 12.3. Any such successor General Partner shall continue the business of the Partnership.

    11.3 Admission of Additional General Partner. With the approval of a Majority Interest and a Majority of Minority Interest, any Person may be admitted as a general partner, effective upon the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate of Limited Partnership to reflect the admission of the new approved partner as a general partner. No such approval shall be required to admit as a general partner any Affiliate of the General Partner. Notwithstanding any provision of this Section 11.3, a successor General Partner shall be admitted to the Partnership upon the approvals required by Sections 13.1, 14.1 or 14.2.

                                  ARTICLE XII

                     ADMISSION OF INITIAL AND SUBSTITUTED
                LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNER

    12.1 Admission of Initial Limited Partners. At and as of the Time of Delivery, the initial Record Holders of LP Units issued pursuant to Section 2.6 or 4.1 automatically became Limited Partners.

    12.2 Admission of Substituted Limited Partners. A transferee of LP Units shall automatically be admitted to the Partnership as a Limited Partner (and the transferor of such LP Units shall, if such transferor is assigning all of such transferor's LP Units, automatically cease to be a Limited Partner) at and as of the time the transfer is registered on the Units Register pursuant to Section 10.2.

    12.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 13.1 or the transferee of all of the GP Units pursuant to Section 11.1 shall be admitted to the Partnership as the successor General Partner, effective as of the date an amendment or restatement of the Certificate of Limited Partnership is filed with the Secretary of State of the State of Delaware effecting such substitution, provided, however, that no such successor shall be so admitted to the Partnership until it has agreed in writing to assume the former General Partner's obligations under this Agreement. This Agreement and the Certificate of Limited Partnership shall be amended as appropriate to reflect the termination of the former General Partner as a general partner and the admission of the successor General Partner. Any successor General Partner shall continue the business of the Partnership.

    12.4 Restructuring. (a) Power of General Partner to Effect a Restructuring. If the General Partner at any time shall have reason to believe that there is a material possibility that either a Loss of Partnership Status or a Tax Realization Event will occur at any future time, then the General Partner in its absolute discretion may (but shall not be required to) take any and all actions that the General Partner deems necessary, appropriate or desirable to accomplish any one or more Restructurings. The General Partner shall have full and complete power and authority to take any and all such actions not prohibited by law (including without limitation the power and authority to effect any amendments to this Agreement other than Amendments that, pursuant to Section
15.3 of this Agreement, may be effected only with the approval of a Ninety-Five Percent Interest), all without obtaining consent thereto or approval thereof by any other Partner, and each Partner hereby confers upon the General Partner a power of attorney, coupled with an interest, to take any and all such actions. Such actions authorized pursuant to this Section 12.4 include, but are not limited to:

          (i) Creation of Affiliated Entities. The creation of one or more entities (including, without limitation, limited partnerships, general partnerships, corporations, trusts and limited liability companies) controlled by the General Partner, Affiliates of the General Partner or Affiliates of the Partnership.

          (ii) Asset and Business Transfers. The transfer of all or part of the businesses or assets of the Partnership to an existing or newly-organized entity or entities in exchange for interests in such entity or entities, which interests may be subject to substantial restrictions on transfer.

          (iii) Initiation of Mandatory Exchanges. The initiation of exchange or redemption transactions which will permit and may automatically effect, without the consent of any Partner, the exchange of some or all outstanding LP Units for interests in an existing or new entity holding a direct or indirect interest in all or part of the businesses or assets of the Partnership.

          (iv) Imposition of Transfer Restrictions. The imposition of substantial restrictions on the transferability of some or all of the LP Units (or interests in an entity or entities that are successors to all or any part of the businesses or assets of the Partnership) for both limited and extended periods of time, which restrictions may provide for damages (including forfeiture) for attempted transfer in violation of such restrictions.

Without limiting the authority of the General Partner provided above in this
Section 12.4(a) to effect a Restructuring at any future time, unless the General Partner believes that a Loss of Partnership Status would otherwise occur prior to January 1, 1998, no Restructuring may be effected which will, prior to December 31, 1997, (1) restrict the transferability of LP Units held by the Public Partners, (2) cause a Loss of Partnership Status, or (3) restrict the ability of non-Public Partners to convert LP Units into interests in any Public Entity or to convert interests in any New Operating Entity into LP Units. In addition, the General Partner may not, in effecting a Restructuring, subject any holder of LP Units to liability to Partnership creditors without such holder's consent.

     (b) Considerations Relating to Restructurings. If the General Partner in its discretion determines to effect a Restructuring, then, in determining the form of such Restructuring, the General Partner shall seek to accomplish thereby the following results (the "Restructuring Objectives") in the following order of priority, it being understood that if accomplishment of any Restructuring Objective is, in the sole judgment of the General Partner, incompatible or inconsistent with the achievement of a Restructuring Objective having a higher priority as set forth below, then the General Partner shall not be required to seek to accomplish such Restructuring Objective having a lower priority as set forth below:

               (i) First Priority Restructuring Objective. The avoidance or prevention of any Tax Realization Event, provided that, if MetLife in its discretion so notifies the General Partner in writing, the General Partner may disregard this Restructuring Objective in determining the form of any Restructuring.

               (ii) Second Priority Restructuring Objective. The avoidance or prevention of any Loss of Partnership Status with respect to the interests of the non-Public Partners in (A) the Partnership or (B) any one or more entities that, as a result of the Restructuring, become the owner of all or any substantial part of the businesses or assets owned by the Partnership prior to the Restructuring (each such entity, a "New Operating Entity").

               (iii) Third Priority Restructuring Objective. The preservation, to the extent reasonably practicable, of a public market for the interests of the Public Partners in either (A) the Partnership or (B) any entity, interests in which are, in connection with any Restructuring, issued to Public Partners of the Partnership in exchange for, upon conversion of or otherwise in respect of Units of the Partnership (a "Public Entity").

               (iv) Fourth Priority Restructuring Objective. The preservation, to the extent the General Partner deems consistent with the status of the Partnership or a Public Entity as a partnership for federal income tax purposes, of the ability of Partners that are not Public Partners to dispose of all or part of their interests in the Partnership, or any Public Entity in the public market (including such of their interests in the Partnership as they may have transferred to any New Operating Entity).

               (v) Fifth Priority Restructuring Objective. Affording each Public Partner (to the extent reasonably practicable, and only to the extent that the General Partner, in its sole discretion, deems consistent and compatible with the other Restructuring Objectives) a choice between ownership of interests in an entity for which a public market exists and ownership of interests in an entity that is treated, for federal income tax purposes, as a partnership (or other pass-through entity that is not taxable as a corporation).

     (c) Provisions Effective Notwithstanding Contrary Provisions. The provisions of this Section 12.4 shall be effective notwithstanding any provision to the contrary contained elsewhere in this Agreement, other than Section 15.3 hereof.

     (d) Bargained-For Condition Etc. It is understood and agreed by all Partners that the power, authority and discretion of the General Partner to effect (or not to effect) one or more Restructurings is a bargained-for and material condition of the willingness of the General Partner and its Affiliates to enter into the Partnership Admission Agreement, and of the obligation of the General Partner and its Affiliates to consummate the transactions contemplated by the Partnership Admission Agreement. It is further understood and agreed by all Partners that the power, authority and discretion of the General Partner to effect (or not to effect) one or more Restructurings pursuant to this Section
12.4 includes the power, authority and discretion to effect one or more Restructurings that result in benefits to one or more Partners (including without limitation the General Partner or its Affiliates) that are not enjoyed by all Partners, and may result in disadvantageous consequences to one or more Partners that are not suffered by all Partners (including without limitation the General Partner or its Affiliates), and that no Partner shall have any cause of action against, or right to receive any compensation from, the Partnership, the General Partner, any Affiliate of the General Partner, or any other Partner, as a result of or in respect of (i) any Restructuring or the disparate effects thereof on any one or more Partners, (ii) the General Partner's failure to effect any one or more Restructurings or (iii) the General Partner's determination to effect a particular Restructuring or Restructurings instead of any other Restructuring or Restructurings.

     (e) Release of General Partner. To the fullest extent permitted by applicable law (including without limitation Section 17-1101(d) of the Delaware
Act), the Partnership and each Partner hereby releases the General Partner and its directors, officers, employees and Affiliates from any and all duties (including fiduciary duties) and liabilities that any of them may otherwise have, at law, in equity or under this Agreement, with respect to any and all actions that the General Partner may in good faith take or omit to take in connection with or relating in any way to any Restructuring or Restructurings or any determination to effect or not effect any Restructuring or Restructurings.

     (f) Release of Former General Partner. To the fullest extent permitted by applicable law (including without limitation Section 17-1101(d) of the Delaware
Act), the Partnership and each Partner hereby releases the General Partner and its directors, officers, employees and affiliates from any and all duties (including fiduciary duties) and liabilities that any of them may otherwise have or have had, at law, in equity or under this Agreement or the Original Agreement, with respect to any and all actions that the Former General Partner took or omitted to take in connection with proposing the adoption of this
Section 12.4.

                                  ARTICLE XIII

                        REMOVAL OF THE GENERAL PARTNER

     13.1 Removal of the General Partner. (a) NEIC, Inc. agrees to continue to act as General Partner of the Partnership until such date as the Partnership shall terminate pursuant to Articles XII or XIV subject to its prior removal as General Partner pursuant hereto and subject to its right to transfer all of its GP Units pursuant to Section 11.1.

     (b) The General Partner may be removed only by an Eighty Percent Interest, or, if the Partnership Interest of the General Partner, together with its Affiliates, is less than 33 1/3% of the outstanding Units, the General Partner may be removed by a Majority Interest, but in either case only if (i) in the event that the General Partner or one of its Affiliates is the managing general partner of NEICOP, the General Partner or such Affiliate has been (or is simultaneously) removed as the managing general partner of NEICOP by the partners of NEICOP in accordance with Section 13.1(b) of the agreement of limited partnership of NEICOP, (ii) a successor General Partner is approved by a Majority Interest, and (iii) the Partnership shall have received an Opinion of Counsel that the removal of the General Partner and the approval of a successor General Partner will not result in the loss of limited liability of any Limited Partner or cause the Partnership or any Operating Partnership to be treated as an association taxable as a corporation for federal income tax purposes. Such removal shall be effective upon the admission of the successor General Partner pursuant to Section 12.3. The Person so approved (or its designated Affiliates) shall become the successor general partner or partners of any Operating Partnership.

     13.2 Sale of Former General Partner's Interest. If a successor General Partner is approved pursuant to Section 13.1 or 14.2 or the proviso to Section 14.1, such successor shall purchase the GP Units of the former General Partner for an amount in cash or such other form of consideration acceptable to the former General Partner in its sole discretion with a fair market value equal to the fair market value of such GP Units or as otherwise agreed, determined as of the date the successor General Partner is admitted pursuant to Section 12.3, provided, however, that the General Partner shall have the right to exchange a portion of its GP

Units pursuant to Section 4.2. The conversion of the Former General Partner's GP Units into LP Units and the admission of WP pursuant to the Partnership Admission Agreement did not require any purchase of Units by any person from the Former General Partner. Such fair market value shall be determined by agreement between the former General Partner and its successor or, failing agreement within 30 days after the date the successor General Partner is so admitted, by a firm of independent appraisers jointly selected by the former General Partner and its successor (or, if the former General Partner and its successor cannot agree on the selection of such a firm within 45 days after the date the successor General Partner is so admitted, by a firm of independent appraisers selected by two firms, one of which will be selected by the former General Partner and the other of which will be selected by the successor).


                                  ARTICLE XIV

                          DISSOLUTION AND LIQUIDATION

     14.1 Dissolution. The Partnership shall be dissolved, and its affairs shall be wound up, upon:

          (a) bankruptcy or dissolution of the sole or last remaining General Partner, or any other event that results in the General Partner ceasing to be a general partner in the Partnership (other than by reason of removal pursuant to Section 13.1 or a transfer pursuant to Section 11.1);

          (b) an election by the General Partner to dissolve the Partnership made pursuant to Section 12.4; or

          (c) an election by the General Partner to dissolve the Partnership which is approved by a Majority Interest; provided, however, that the Partnership shall not be dissolved upon an event described in Section 14.1(a) if, within 90 days of such event, all Partners agree in writing to continue the business of the Partnership and to the appointment of a successor General Partner.

     For purposes of this Section 14.1, bankruptcy of the General Partner shall be deemed to have occurred when (i) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or any substantial part of its properties, (iii) it is adjudged a bankrupt or insolvent, or has entered against it a final and nonappealable order for relief, under any bankruptcy, insolvency or similar law now or hereafter in effect, (iv) it executes and delivers a general assignment for the benefit of its creditors, (v) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (i) above, or (vi)
(A) any involuntary proceeding of the nature described in clause (i) above has not been dismissed 120 days after the commencement thereof or (B) the appointment without its consent or acquiescence of a trustee, receiver or liquidator for it or for all or any substantial part of its properties has not been vacated or stayed within 90 days of such appointment, or (C) such appointment has been stayed but is not vacated within 90 days after the expiration of any such stay.

     14.2 Reconstitution. Upon dissolution of the Partnership in accordance with Section 14.1(a), and a failure of all Partners to agree to continue the business of the Partnership and to the appointment of a successor General Partner as provided in the proviso to Section 14.1, then within 180 days after the event described in Section 14.1(a), a Majority Interest may elect to reconstitute the Partnership and continue its business by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a Majority Interest. Upon any such election by a Majority Interest, all Partners shall be bound thereby and shall be deemed to have consented thereto. Unless such an election is made within such 180-day period, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is made within such 180-day period, then (a) the reconstituted partnership shall continue until dissolved in accordance with this Article XIV and (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partner ship, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to this Agreement; provided, however, that the right of a Majority Interest to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (ii) neither the Partnership nor the reconstituted partnership would be treated as an association taxable as a corporation for federal income tax purposes.

     14.3 Liquidation. Upon dissolution of the Partnership, unless the Partnership is reconstituted pursuant to Section 14.2, the General Partner, or in the event the General Partner has been removed or dissolved or become bankrupt (as defined in Section 14.1), a liquidator or liquidating committee approved by a Majority Interest shall be the liquidator of the Partnership, which may be the General Partner (the "Liquidator"). The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a Majority Interest. The Liquidator shall agree not to resign at any time without 15 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by notice of removal approved by a Majority Interest. Upon dissolution, resignation or removal of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and obligations of the original Liquidator) shall, within 30 days thereafter, be approved by a Majority Interest. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the restrictions set forth in
Article XVII) to the extent appropriate or necessary in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding-up and liquidation of the Partnership as provided for herein. The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

          (a)  to creditors of the Partnership (including Partners); and

          (b) to the Partners, in proportion to and to the extent of the positive balances in their respective Capital Accounts;

provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent, conditional, or unmatured claims and obligations known to the Partnership and all claims and obligations known to the Partnership but for which the identity of the claimant is unknown in an amount determined by the Liquidator to be appropriate for such purposes.

    14.4 Distribution in Kind. Notwithstanding the provisions of Section 14.3 requiring the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership and may, in its sole discretion, distribute to the Partners, or to specific classes of Partners, as tenants in common, in lieu of cash, and as their interests may appear in accordance with the provisions of Section 14.3(b), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidator deems reasonable and equitable and to any joint ownership agreements or other agreements governing the ownership and operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

    14.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership property pursuant to Sections 14.3 and 14.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

    14.6 Return of Capital. The General Partner shall not be personally liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

    14.7 Waiver of Partition. Each Partner hereby waives any rights to partition of the Partnership property.

                                  ARTICLE XV

                      AMENDMENT OF PARTNERSHIP AGREEMENT

    15.1  Amendments Which May be Adopted Solely by the General Partner.
Subject to Section 15.2 and Section 15.3, the General Partner may amend any provision of this Agreement without the approval of any Limited Partner, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, in the location of the principal place of business of the Partnership or in the registered office or registered agent of the Partnership;

          (b) a change that the General Partner deems appropriate or necessary to (i) qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) under the laws of any state or jurisdiction or (ii) ensure that neither the Partnership nor any Operating Partnerships will be treated as an association taxable as a corporation for federal income tax purposes;

          (c) a change to divide outstanding Units into a greater number of Units, to combine outstanding Units into a smaller number of Units, or to reclassify Units in a manner that, in the good faith opinion of the General Partner, does not adversely affect any class of Limited Partners in any material respect;

          (d) a change that the General Partner in its sole discretion deems appropriate or necessary to (i) satisfy any requirements, conditions or guidelines contained in any order, rule or regulation of any federal or state agency or contained in any federal or state statute or (ii) facilitate the trading of any Units or comply with any rule, regulation, requirement, condition or guideline of any National Securities Exchange on which any Units are or will be listed or admitted to trading, or NASDAQ if any Units are or will be quoted on NASDAQ;

          (e) a change that is appropriate or necessary, as stated in an Opinion of Counsel, to prevent the Partnership, any Operating Partnership, the General Partner, its

     Affiliates and their respective directors and officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (f) a change that is required or contemplated by any provision of this Agreement, including, without limitation, Sections 4.3, 12.3 and 12.4;

          (g) a change allowing for the operation of any and all of the activities of the Partnership through one or more Operating Partnerships;

          (h) a change that in the good faith opinion of the General Partner does not adversely affect the Limited Partners in any material respect; or

          (i)  any changes or events similar to the foregoing.

    15.2 Other Amendments. Amendments to this Agreement may be proposed only by the General Partner. Subject to Section 15.3, a proposed amendment (other than amendments adopted pursuant to Section 4.3(b) or Section 15.1) shall be effective only when approved by a Majority Interest, provided, however, that any amendment which alters the relative rights, powers and duties of outstanding GP Units and LP Units such that the equivalence of the economic interests of the Units is affected shall be effective only when approved by an Eighty Percent Interest, including the General Partner (additional issuances of LP Units will not be deemed to alter the equivalence of the economic interests of the Units); and, provided, further that the approval of a Majority of Minority Interest shall be required for any amendment to Section 12.4. The General Partner shall notify all Limited Partners upon final adoption of any proposed amendment.

    15.3  Amendment Requirements.  Notwithstanding the provisions of Sections
15.1 and 15.2, (i) the approval of a Ninety-Five Percent Interest shall be required for any amendment unless the Partnership has received an Opinion of Counsel that such amendment would not result in the loss of limited liability of any Limited Partner or result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes, (ii) no provision of this Agreement which establishes a percentage of the Limited Partners required to take or approve any action shall be amended in any respect which would have the effect of reducing the voting requirement, unless such amendment is approved by at least such percentage of Limited Partners and (iii) this Section 15.3 shall be amended only with the approval of a Ninety-Five Percent Interest.

    15.4 Limitation of Voting Power of Certain LP Unit Holders. (a) For purposes of this Section 15.4, the following words have the meanings indicated:

          "Associate" means, with respect to any Person, (i) any other Person (other than the Partnership or a Subsidiary of the Partnership) of which such Person is an officer, director, trustee, partner or employee or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          A Person shall be deemed to "own" any Voting Units:

               (A)  that such Person owns directly, whether or not of record; or

               (B) that it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise; or

               (C) that are beneficially owned, directly or indirectly, by any other Person who is not an Affiliate or Associate of such Person (including any Voting Units which such other Person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise) with whom such Person has any agreement or arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Units; provided, however, that (1) directors, officers, and employees of the General Partner and employees of the Partnership or of any Subsidiary of the Partnership shall not be deemed to have any such agreement, arrangement or understanding on the basis of their status, or actions taken in their capacities as directors, officers or employees of the General Partner or employees of the Partnership or of any Subsidiary of the Partnership, and (2) a Person shall not be deemed the owner of or to own any Voting Units solely because (x) such Voting Units have been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered Voting Units are accepted for payment or exchange or (y) such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such Voting Units pursuant to a revocable proxy given in response to a public proxy or consent solicitation made to more than ten holders of Voting Units and pursuant to, and in accordance with, applicable rules and regulations under the Exchange Act, except if such power (or arrangements relating thereto) is then reportable under Item 6 of
     Schedule 13D under the Exchange Act (or any similar provision of a similar or successor report).

          The outstanding Voting Units of the Partnership shall include Voting Units deemed owned through the application of clauses (B) and (C) above, but shall not include any other Voting Units that may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants, options or otherwise. "Group", with respect to any Person, shall include:

          (i)  such Person;

          (ii) any Affiliates and Associates of such Person; and

          (iii) those additional Persons that, together with such Person, jointly file (or are required to file) a statement of beneficial ownership pursuant to Section 13(d) of the Exchange Act or any successor provision, irrespective of any disclaimers of beneficial ownership.

     "Voting Unit" means all outstanding LP Units entitled to vote on any matter pursuant to this Agreement; and each reference to a proportion of Voting Units shall refer to such proportion of the votes entitled to be cast by such LP Units.

     "Subsidiary" means, with respect to the Partnership, any Operating Partnership and any corporation or other entity of which a majority of any class of equity security is owned, directly or indirectly, by the Partnership.

     (b) Notwithstanding any other provision of this Agreement, with respect to any matter submitted to a vote of the holders of the Voting Units (or to a vote of the holders of Units generally) at any meeting of such holders or any matter upon which the holders of Voting Units (or the holders of Units generally) propose or purport to take action by written consent without a meeting: (i) no Person that owns Voting Units may vote that amount of such Voting Units that constitutes the Excludable Units, if any, owned by such Person (provided, however, that if such Person is a member of a Group, such Person shall be subject to clause (ii) below rather than to this clause (i)); (ii) no Person that is a member of a Group of Persons owning Voting Units may vote that amount of Voting Units owned by such Person that constitutes the Allocable Excludable Units, if any, owned by such Person; and (iii) that amount of Voting Units having the status of Excludable Units (adjusted as necessary to give effect to the provisos to the definition set forth below of "Allocable Excludable Units") shall be excluded and deducted from the total number of Voting Units deemed to be outstanding for purposes of determining the number of Voting Units necessary to constitute a quorum at any such meeting or to approve a matter submitted for approval at any such meeting or by means of any such written consent.

          (x) The term "Excludable Units" means, with respect to any Person or Group, that amount of Voting Units owned by such Person or Group, as the case may be, that would result in such Person or Group, as the case may be, owning more than 20% of the combined voting power of the outstanding Voting Units (with the determination of the voting power of each Person and Group owning Voting Units being calculated and recalculated for this purpose as often as is necessary to give effect to the exclusion from voting and the determination of Units deemed to be outstanding for purposes related thereto of Excludable Units held by other Persons or Groups).

          (y) The term "Allocable Excludable Units" means, with respect to each Person that is a member of a Group which owns Excludable Units, an amount of Voting Units owned by such Person equal to such Person's pro rata share within such Group of the total amount of Excludable Units owned by such Group; provided, however, that Voting Units that are deemed owned by two or more Persons who are members of such Group as a result of attributions in accordance with the definition of "own" as set forth in Section 15.4(a) hereof shall for this purpose be deemed to be owned by such one of such Persons which most directly owns such voting Units; and provided, further, that, with respect to any Person that is a member of more than one such Group, "Allocable Excludable Units" means the greatest number of Excludable Units so allocated with respect to such Person with respect to any single Group.

     (c) The provisions of this Section 15.4 shall not apply to (i) MetLife or any entity as to which MetLife possesses the voting power to elect a majority of the directors of such subsidiary (in the case of a corporation) or controls at least a majority of the other beneficial interests entitled to vote generally (in the case of a non-corporate entity) or (ii) any savings, profit sharing, stock bonus or employee stock ownership plan or plans established by the Partnership or a Subsidiary of the Partnership and qualified under Section 401(a) of the Code, or any successor provision, which holds Voting Units on behalf of participating employees and their beneficiaries with the right to instruct the trustee how to vote such Voting Units with respect to all matters submitted to the holders of Voting Units (or the holders of Units generally) for voting, or (iii) participating employees and beneficiaries under the plans referred to in the immediately preceding clause (ii), but only to the extent that such employees or beneficiaries own Voting Units by reason of being such employees or beneficiaries. In addition, the provisions of this Section 15.4 shall not be applicable with respect to any Person or Group if either of the following conditions is met:

          (x)  the General Partner (i) has expressly approved in advance either
     (A) the acquisition of outstanding Voting Units by such Person or Group that caused such Person or Group to become the owner of Excludable Units, or (B) the issue or sale by the Partnership of Voting Units to such Person or Group that caused such effect, and (ii) in advance of such acquisition or issue or sale has expressly determined that such provisions shall not be applicable to such Person or Group; or

          (y) the General Partner has determined that such provision shall not apply to such Person or Group.

     (d) The General Partner shall have the power to determine, for the purposes of this Section 15.4, on the basis of information known to it after reasonable inquiry, all facts necessary to determine compliance with or implementation of this Section 15.4, including without limitation (i) the number of Voting Units owned by any Person or Group or a member of any Group, (ii) whether any two or more Persons constitute a Group, (iii) whether a Person is an Affiliate or Associate of another or a member of any Group, (iv) whether a Person has an agreement, arrangement or understanding with another, (v) the calculation (including the manner of calculation) of the amount of Excludable Units held by any Person or Group or the Allocable Excludable Units held by any Person, and (vi) any other facts which the General Partner determines to be relevant. Any determinations made by the Board of Directors of the General Partner pursuant to this Section 15.4 in good faith and on the basis of such information and advice as was then reasonably available to them for such purpose shall be conclusive and binding upon the Partnership and all holders of Units.


                                  ARTICLE XVI

                                   MEETINGS

    16.1 Meetings. Meetings of Partners may be called by the General Partner or by Limited Partners holding an aggregate of at least 20% of the outstanding LP Units. Within 60 days after receipt by the General Partner of a written proposal to call a meeting signed by Limited Partners holding the requisite number of LP Units and indicating the purpose for which the meeting is to be called (or such longer period as shall be reasonably required by the General Partner in order to prepare documents required therefor), the General Partner shall cause a notice of the meeting to be given to each Limited Partner. A meeting shall be held at a time and place determined by the General Partner within 60 days after the giving of notice of the meeting. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of the Partners.

    16.2 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at any meeting or to give approvals without a meeting as provided in Section 16.4, the General Partner may set a Record Date, which date for purposes of notice of a meeting shall not be less than 10 days nor more than 60 days before the date of the meeting.

    16.3 Conduct of Meeting. (a) The General Partner shall have full power and authority concerning the manner of conducting any meeting of Partners or the solicitation of proxies or approvals in writing, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the conduct of voting, the validity and effect of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate an individual to serve as chairman of any meeting and shall further designate an individual to take the minutes of any meeting, which individuals may be directors or officers of the General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner.

     (b) The General Partner may vote its Units in such manner as it in its sole discretion may determine.

    16.4 Action Without a Meeting. Any action that may be taken at a meeting of the Partners may be taken without a meeting if approvals in writing setting forth the action so taken are signed by Partners holding in the aggregate at least the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all the Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the Partners who have not approved in writing. If approvals to the taking of any action by the Partners is solicited by any Person other than by or on behalf of the General Partner, the approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated not more than 60 days prior to the date sufficient consents are deposited with the Partnership, and (c) the Partnership receives an Opinion of Counsel that giving effect to such approvals would not result in the loss of limited liability of any Limited Partner or cause the Partnership or any of the Operating Partnerships to be treated as an association taxable as a corporation for federal income tax purposes.

                                  ARTICLE XVI

                             CERTAIN RESTRICTIONS

    17.1 Additional Units. (a) Except pursuant to the Restricted Unit Plan, the General Partner shall not cause the Partnership to issue Units to the General Partner or any of its Affiliates (other than pursuant to Section 4.1) unless (i) the Units are of a class, or not materially different in their voting, distribution and liquidation rights from Units of a class, which is, prior to such issuance, listed or admitted to trading on a National Securities Exchange or quoted by NASDAQ and the Net Agreed Value of the Contributed Property being contributed in exchange for such Units is at least equal to the number of Units being so issued times the Unit Price of such Units, (ii) such issuance is approved by a Majority of Minority Interest, or (iii) such Units are LP Units issued pursuant to the Intercompany Agreement in exchange for units representing a partner's interest in NEICOP, provided, however, that the exchange by the General Partner of GP Units held by it for LP Units or LP Units for GP Units in accordance with Section 4.2 shall not constitute an issuance of Units by the Partnership to the General Partner for the purposes of this Section 17.1.

    17.2 Sale of Assets. Except as otherwise permitted by Section 12.4, without the prior approval of a Majority Interest, the General Partner shall not permit the sale or other disposition of all or substantially all of the consolidated assets owned by the Partnership and any Operating Partnership.

                                 ARTICLE XVIII

                                 MISCELLANEOUS

    18.1 Opinions Regarding Taxation as a Partnership. Notwithstanding any other provisions of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership receive an Opinion of Counsel that the proposed action would not result in the Partnership or any Operating Partnership being treated as an association taxable as a corporation for federal income tax purposes (a) shall not be applicable to the extent that the Partnership or any Operating Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes and (b) shall be deemed satisfied by an Opinion of Counsel containing conditions, limitations and qualifications which are acceptable to the General Partner in its sole discretion.

    18.2 Personal Property. The Partnership Interest of any Partner shall be personal property for all purposes.

    18.3 Addresses and Notices. Any notice, demand, request, payment or report required or permitted to be given or made to a Limited Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other means of written communication to the Limited Partner at such Limited Partner's address as shown on the Units Register. Any notice to the Partnership or the General Partner shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3.

    18.4 Headings. All article or section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

    18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto (including the additional Persons that become Limited Partners as provided herein) and their heirs, executors, administrators, successors, legal representatives and assigns.

    18.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

    18.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition.

    18.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto (including the additional Persons that become Limited Partners as provided herein).

    18.9 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

    18.10 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any conflicts or choice of law provisions that would make applicable the substantive laws of any other jurisdiction.

     In Witness Whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

                       NEW ENGLAND INVESTMENT COMPANIES INC.
                          As General Partner

                       By /s/ Edward N. Wadsworth
                         _______________________________

                       LIMITED PARTNERS

                       All Limited Partners now or hereafter admitted as limited partners of the Partnership, pursuant to powers of attorney now or hereafter executed in favor of, and delivered to, the General Partner

                       By NEW ENGLAND INVESTMENT COMPANIES, INC.
                       As GENERAL PARTNER

                       By /s/ Edward N. Wadsworth
                         _______________________________

                                                                       ANNEX A


                         [Form of Face of Certificate]

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.
                 Certificate Evidencing LP Units Representing
                         Limited Partnership Interests



     This certifies that                                             is the
registered holder of           LP              Units representing limited
partnership interest in NEW ENGLAND INVESTMENT COMPANIES, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accepted. This Certificate and the LP Units evidenced hereby are issued and shall in all respects be subject to all the provisions of the Agreement of Limited Partnership of the Partnership as amended or restated from time to time, to all of which the holder, by acceptance hereof, assents, and to the additional terms and provisions on the reverse side hereof.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile signatures of the duly authorized officers of the General Partner of the Partnership.

DATED:

NEW ENGLAND INVESTMENT COMPANIES, L.P.

By NEW ENGLAND INVESTMENT COMPANIES, INC.
as General Partner

By.....................................

COUNTERSIGNED AND REGISTERED:

 .......................................
as Transfer Agent and Registrar

By  .....................................

                     (Form of Reverse Side of Certificate)
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.

     NEW ENGLAND INVESTMENT COMPANIES, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), will furnish to the holder and each assignee of this Certificate and the LP Units evidenced hereby, without charge, on written request to the Partnership at its principal place of business, 399 Boylston Street, Boston, MA 02116, a copy of the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time.


     FOR VALUE RECEIVED,                                         hereby sell,
assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

 ...............................................................................

 ...............................................................................

 ...............................................................................

 ............. LP Units representing
limited partnership interests evidenced by this Certificate and do hereby irrevocably constitute and appoint................. to transfer the said LP
Units on the books of the Partnership with full power of substitution in the premises.

Dated:
                               NOTICE: The Signature(s) to this Agreement must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) MUST BE           ..............................................
GUARANTEED BY A MEMBER FIRM OF                (Signature)
THE NATIONAL ASSOCIATION OF
SECURITIES DEALERS, INC. OR BY
A COMMERCIAL BANK OR TRUST
COMPANY                        ..............................................
                                              (Signature)

     SIGNATURE(S) GUARANTEED

Acceptance of LP Units Representing Limited Partnership Interests in NEW ENGLAND INVESTMENT COMPANIES, L.P.

     The Undersigned (the "Assignee") hereby (a) agrees to become a limited partner of NEW ENGLAND INVESTMENT COMPANIES, L.P., a Delaware limited partnership (the "Partnership"), and a party to, and hereby executes, the Agreement of Limited Partnership of the Partnership, as amended or restated from time to time (the "Agreement"), (b) agrees to comply with and be bound by all the provisions of such Agreement and (c) grants the Power of Attorney set forth in Article II of such Agreement.


Date: .............................    ........................................
                                               Signature of Assignee